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                                                                       Exhibit 3
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                               LEADER MUTUAL FUNDS
                                  (the "Trust")

                     MULTI-CLASS PLAN PURSUANT TO RULE 18f-3
                    UNDER THE INVESTMENT COMPANY ACT OF 1940
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                                I. INTRODUCTION

         This Multi-Class Plan is adopted by LEADER Mutual Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") and sets forth the general characteristics of, and the general conditions under which the Trust may offer, multiple classes of shares of its now existing and hereafter created portfolios ("Funds"). This Plan shall become effective upon its approval by the Board of Trustees of the Trust and may be revised or amended from time to time as provided below.

                           II. ATTRIBUTES OF CLASSES

A.       GENERALLY

         MONEY MARKET FUNDS

         The LEADER Money Market Fund, LEADER Tax-Exempt Money Market Fund and LEADER Treasury Money Market Fund (collectively, the "Money Market Funds") may each from time to time offer one or more of the following classes of shares -- Institutional Shares, Investor A Shares and Sweep Shares.

         NON-MONEY MARKET FUNDS

         The LEADER Growth & Income Fund, LEADER Balanced Fund, LEADER Intermediate Government Bond Fund, LEADER Tax-Exempt Bond Fund, LEADER Short-Term Bond Fund and LEADER Growth Equity Fund (collectively, the "Non-Money Market Funds") may each offer one or more of the following classes of shares -- Institutional Shares, Investor A Shares and Investor B Shares.

         Each of the classes of shares of any Fund will represent interests in the same portfolio of investments and, except as described herein, shall have the same rights and obligations as each other class. In general, shares of each class shall be identical except for different expense

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variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Institutional Shares, Investor A Shares, Investor B Shares and/or Sweep Shares of each Fund shall represent interests in the same pool of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Administrative Services Plan or Distribution and Services Plan, if any, adopted for the class;
(ii) certain sub-transfer agency fees; and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees, (b) the fact that (i) Institutional Shares, Investor B Shares and Sweep Shares shall each vote separately, as a class, on any matter submitted to holders of Institutional Shares, Investor B Shares or Sweep Shares that pertains to the Administrative Services Plan adopted for that class; (ii) Investor A Shares and Investor B Shares shall vote separately, as a class, on any matter submitted to holders of Investor A Shares or Investor B Shares that pertains to the Distribution and Services Plan adopted for that class; and (iii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by the class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares.

B.       DISTRIBUTION ARRANGEMENTS, EXPENSES AND SALES CHARGES

         1. MONEY MARKET FUNDS

                  INSTITUTIONAL SHARES

         Institutional Shares of the Money Market Funds are sold to financial institutions, such as banks, trust companies, thrift institutions and mutual funds and other financial institutions that are purchasing shares on their own behalf or on behalf of discretionary accounts for which they may receive account level asset-based management fees.

         Institutional Shares of a Money Market Fund shall not be subject to a sales charge but shall be subject to a fee payable pursuant to an Administrative Services Plan which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Money Market Fund's outstanding Institutional Shares owned of record or beneficially by customers of securities dealers, brokers, financial institutions and other industry professionals ("Service Organizations") that provide administrative support services with respect to such customers' Institutional Shares.

         Administrative support services provided under the Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Institutional Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Institutional Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.


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                  INVESTOR A SHARES

         Investor A Shares of each Money Market Fund shall be available for purchase through selected broker-dealers and other financial intermediaries acting on behalf of their individual or institutional customers.

         Investor A Shares of each Money Market Fund shall not be subject to a front-end sales charge. Investor A Shares of each Money Market Fund shall be subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution and/or service expenses which shall not initially exceed 0.50% (on an annual basis) of the average daily net asset value of the Money Market Fund's outstanding Investor A Shares.

         Administrative support services provided under the Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Investor A Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; and (iii) responding to customer inquiries concerning their investments.

                  SWEEP SHARES

         Sweep Shares of each Money Market Fund shall be available for purchase by financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions acting on their own behalf or on behalf of their qualified fiduciary accounts, employee benefit, retirement plan, or other such qualified accounts. Sweep Shares shall also be available for purchase by customers who purchase such shares through cash management services, such as a sweep account offered by a financial institution such as a bank or broker-dealer.

         Sweep Shares of each Money Market Fund shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Money Market Fund's outstanding Sweep Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Sweep Shares.

         Administrative support services provided under the Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Sweep Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Sweep Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

         2. NON-MONEY MARKET FUNDS

                  INSTITUTIONAL SHARES

         Institutional Shares of a Non-Money Market Fund are sold to financial institutions, such as banks, trust companies, thrift institutions and mutual funds and other financial institutions that


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are purchasing shares on their own behalf or on behalf of discretionary accounts for which they may receive account level asset-based management fees.

         Institutional Shares of a Non-Money Market Fund shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed 0.30% (on an annual basis) of the average daily net asset value of the Fund's outstanding Institutional Shares owned or record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Institutional Shares.

         Administrative support services provided under the Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Institutional Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Institutional Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

                  INVESTOR A SHARES

         Investor A Shares of each Non-Money Market Fund shall be available for purchase through selected broker-dealers and other organizations acting on behalf of their individual or institutional customers.

         Investor A Shares of each Non-Money Market Fund shall be subject to a front-end sales charge which shall not initially exceed 5.50% of the offering price. This sales charge may be waived in connection with purchases of Investor A Shares by certain qualified fiduciary accounts, employee benefit, retirement plan or other qualified accounts and under certain circumstances as described from time to time in the Investor A Shares prospectus. Investor A Shares of each Non-Money Market Fund shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution and/or service expenses which shall not initially exceed 0.30% (on an annual basis) of the average daily net asset value of the Fund's outstanding Investor A Shares.

         Administrative support services provided under the Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in shares; (ii) assisting customers in processing purchase, exchange and redemption requests and (iii) responding to customer inquiries concerning their investments.

                  INVESTOR B SHARES

         Investor B Shares of each Non-Money Market Fund shall be available for purchase through selected broker-dealers and other organizations acting on behalf of their individual or institutional customers.


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         Investor B Shares of each Non-Money Market Fund shall not be subject to a front-end sales charge, but shall be subject to a contingent deferred sales charge ("CDSC") which shall not exceed 5.00% of the lesser of the purchase price or net asset value at the time of redemption. Investor B Shares shall convert automatically to Investor A Shares after no more than eight years. Investor B Shares of each Non-Money Market Fund shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution and/or service expenses which shall not initially exceed 0.75% (on an annual basis) of the average daily net asset value of the Fund's outstanding Investor B Shares, and to an additional fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Fund's outstanding Investor B Shares owned or record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Investor B Shares.

         Administrative support services provided under either the Administrative Services Plan adopted for the class, or pursuant to the service component of the Distribution and Services Plan, may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Investor B Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Investor B Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

C.       EXCHANGE PRIVILEGES

                  INSTITUTIONAL SHARES

         Holders of Institutional Shares generally shall be permitted to exchange those shares for Institutional Shares of another Fund offered by the Trust without paying any exchange fee or sales charge. In addition, Institutional Shares may also be exchanged for Investor Shares of the same Fund in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Union Planters Bank or any of its affiliated or correspondent banks without paying any exchange fee or sales charge.

                  INVESTOR A SHARES

         Holders of Investor A Shares who paid a front-end sales charge ("load") generally shall be permitted to exchange those shares for Investor A Shares of another Fund offered by the Trust without paying an exchange fee or sales load on shares acquired through the exchange; provided, however, that holders of Investor A Shares of a Fund with a lower sales load may be charged an additional sales load on exchanges of those shares for Investor A Shares of a Fund with a higher sales load. Holders of Investor A Shares of a no-load Fund generally shall be permitted to exchange those shares for Investor A Shares of another no-load Fund offered by the Trust without paying a sales load. Holders of Investor A Shares of a no-load Fund generally shall be permitted to exchange those shares for Investor A Shares of a load Fund but shall be subject to the sales load applicable to the load Fund. However, holders of Investor A Shares of a no-load Fund who acquired those shares through a previous exchange involving shares on which a load


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was paid, generally shall not be required to pay an additional sales load upon the reinvestment of the equivalent investment into a load Fund. In addition, holders of Investor A Shares who have a qualified trust, agency or custodian account with the trust department of Union Planters Bank or any of its affiliated or correspondent banks, and whose Shares are to be held in that account, may exchange Investor A Shares for Sweep Shares or Institutional Shares of the same Fund without paying any exchange fee or sales charge.

                  INVESTOR B SHARES

         Holders of Investor B Shares generally shall be permitted to exchange those shares for Investor B Shares of another Fund offered by the Trust without paying any exchange fee, sales charge or CDSC. In the case of any such exchange, holders of Investor B Shares generally shall be permitted to "tack" the period of time that they held Investor B Shares of a different Fund prior to such exchange for purposes of determining the amount of CDSC such holder would pay upon redemption of such Investor B Shares and for purposes of determining when such Investor B Shares convert to Investor A Shares.

                  SWEEP SHARES

         Holders of Sweep Shares generally shall be permitted to exchange those shares for Sweep Shares of another Fund offered by the Trust without paying any exchange fee or sales charge. In addition, Sweep Shares may also be exchanged for Investor A Shares of the same Fund in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Union Planters Bank or any of its affiliated or correspondent banks without paying any exchange fee or sales charge.


D.       CONVERSION FEATURES

                  INSTITUTIONAL, INVESTOR AND SWEEP SHARES

         The Trust shall not initially offer a conversion feature to holders of Institutional Shares, Investor A Shares, Investor B Shares or Sweep Shares.




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E.       SHAREHOLDER SERVICES

         1. AUTOMATIC INVESTMENT PROGRAM

                  SWEEP SHARES AND INSTITUTIONAL SHARES

         The Trust shall not initially offer an automatic investment program to holders of Sweep Shares and Institutional Shares.

                  INVESTOR SHARES

         Holders of Investor A Shares and Investor B Shares shall initially be offered an automatic investment program whereby, in general, a shareholder's bank account will be debited in an amount specified by the shareholder and shares in a Fund will be automatically purchased at regular intervals.

         2. AUTOMATIC WITHDRAWAL PLAN

                  SWEEP SHARES AND INSTITUTIONAL SHARES

         The Trust shall not initially offer an automatic withdrawal plan to holders of Sweep Shares and Institutional Shares.

                  INVESTOR SHARES

         Holders of Investor A Shares and Investor B Shares shall initially be offered an automatic withdrawal plan which generally allows a shareholder to request regular account withdrawals of a fixed sum of money.

         3. CHECKWRITING PRIVILEGE

                  SWEEP SHARES AND INSTITUTIONAL SHARES

         The Trust shall not initially offer a checkwriting privilege to holders of Sweep and Institutional Shares.

                  INVESTOR SHARES

         Holders of Investor A Shares of the Money Market Funds shall initially be offered a checkwriting privilege whereby a shareholder may write checks against amounts in the shareholder's Money Market Fund account. The Trust shall not initially offer a checkwriting privilege to holders of Investor A Shares of the Non-Money Market Funds, or to holders of Investor B Shares of any Funds.


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         4. AUTOMATIC EXCHANGE PROGRAM

                  SWEEP SHARES AND INSTITUTIONAL SHARES

         The Trust shall not initially offer an automatic exchange program to holders of Sweep Shares and Institutional Shares.

                  INVESTOR SHARES

         Holders of Investor A Shares and Investor B Shares shall initially be offered an automatic exchange program whereby a shareholder may make regular, automatic withdrawals from a Fund account and use the proceeds to purchase Shares of the same class in another Fund.

F.       METHODOLOGY FOR ALLOCATING EXPENSES BETWEEN CLASSES

         Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.


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